UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2006

Keynote Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27241	94-3226488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Mariners Island Blvd, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-403-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As of July 1, 2006, the compensation committee of the Board of Directors of Keynote Systems, Inc. ("Keynote") increased the annual base salary of Andrew Hamer, Keynote’s Chief Financial Officer and Vice-President of Finance, to $200,000, and maintained Mr. Hamer’s target bonus at 20% of his annual base salary.

As of July 1, 2006, the compensation committee also approved option grants to purchase up to 25,000 shares of Keynote's common stock to the following officers: Donald Aoki, Senior Vice-President of Corporate Development, Vikram Chaudhary, Vice-President of Marketing, and Andrew Hamer, Chief Financial Officer and Vice-President of Finance.

Each grant was made at an exercise price of $10.31 per share, pursuant to Keynote’s 1999 Equity Incentive Plan, which has been approved by Keynote’s stockholders. Each grant provides for vesting of 25% of such option on the one year anniversary of the date of grant, and 1/48th of such option on the 1st day of each month thereafter becoming fully vested on July 1, 2010, the four year anniversary of the date of grant. Each grant also provides for acceleration of vesting, in the event that upon or after a sale of Keynote, Mr. Aoki, Mr. Chaudhary or Mr. Hamer (each, an "Executive") is terminated without cause, within 12 months from the sale of Keynote, with respect to (1) 25% of such option if the date of termination of the Executive is less than one year after the date of grant of the option and (2) 100% of such option if the date of termination of the Executive is 12 months or more from the date of grant of the option. A sale of Keynote includes any sale of all or substantially all of Keynote’s assets, or any merger or consolidation of Keynote with or into any other corporation, corporations, or other entity in which more than 50% of Keynote’s voting power is transferred. Cause is defined as (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to Keynote; (ii) willful and continued failure to substantially perform the Executive’s duties (other than incapacity due to physical or mental illness), provided that this failure continues after the Executive has been provided notice and a reasonable opportunity to cure the failure. A termination without cause includes a termination of employment by the Executive within 30 days following any one of the following events: (x) a 10% or more reduction in the Executive’s salary that is not part of a general salary reduction plan applicable to all officers of the successor company; (y) a change in the Executive’s position or status to a position that is not at the level of Vice President or above with the successor (in the case of Mr. Hamer, a change in Mr. Hamer’s position or status to a position that is not at the level of Chief Financial Officer or above with the successor); or (z) relocating the Executive’s principal place of business, in excess of fifty (50) miles from the current location of such principal place of business.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keynote Systems, Inc.

July 7, 2006	By:	Andrew Hamer

Name: Andrew Hamer
Title: Vice President and Chief Financial Officer